Exhibit 99.1

Immune Pharmaceuticals Announces Receipt of Nasdaq Listing Determination

- Company to Request Hearing -

Englewood Cliffs, NJ (June 8, 2018) – Immune Pharmaceuticals, Inc. (Nasdaq: IMNP) (“Immune” or the “Company”), a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases, announced today that it received a letter (the "Notice") from the Listing Qualifications Department of The Nasdaq Stock Market, Inc. ("Nasdaq") indicating that the Company's failure to regain compliance with the minimum $1.00 bid price requirement by May 30, 2018, could serve as a basis for the delisting of the Company's common stock from The Nasdaq Capital Market unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the "Panel").

The Company plans to timely request a hearing before the Panel, which request will stay the suspension of the Company’s securities and any delisting action by the Staff at least pending the issuance of the Panel's decision following the hearing and the expiration of any extension period that may be granted by the Panel. At the hearing, Immune will present its plan to evidence compliance with the bid price requirement and request an extension of time within which to do so.

Immune continues to execute its strategic plan for the development of its core assets. Further, the Company continues to actively explore strategic options with respect to its oncology and other non-core assets. In addition, the Company is initiating a search for a non-executive Chairman and additional members of its Board of Directors to provide support, leadership, expertise and experience as management and the Board work towards building investor confidence in the Company’s ability to capitalize on the opportunities inherent in its pipeline.

The Company's common stock will continue to trade on Nasdaq under the symbol "IMNP" at least pending the conclusion of the hearing process. Immune intends to provide a further update when additional relevant information becomes available.

About Immune Pharmaceuticals, Inc.

Immune Pharmaceuticals, Inc. is a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases. Immune’s lead program, bertilimumab, is a first-in-class, human monoclonal antibody that binds eotaxin-1, a chemokine that attracts eosinophils to the site of inflammation. By blocking eotaxin-1, bertilimumab may prevent the migration and activation of eosinophils and other cells, thus blocking an important inflammatory pathway active in a variety of allergic and immune diseases. Bertilimumab has shown promising clinical activity in bullous pemphigoid and has been studied in other conditions including allergic rhinitis and ulcerative colitis, and may have application in other diseases, including atopic dermatitis, asthma, and other diseases. Immune is also developing NanoCyclo, a nano-encapsulated formulation of cyclosporin, which is in late stage preclinical development for atopic dermatitis and psoriasis.

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Safe Harbor Statements Regarding Forward Looking Statements

The statements in this news release made by representatives of Immune relating to matters that are not historical facts, including without limitation, those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Immune’s product candidates and the sufficiency of Immune’s cash and other capital resources, the continued development by Immune of bertilimumab or its determination to seek Orphan Drug designation for the pharmaceutical product of bertilimumab are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, or Immune’s ability to fund such efforts with or without partners. Immune undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Immune’s filings with the Securities and Exchange Commission, including those discussed in Immune’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports filed on Form 8-K.

Investor Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

+1 (833) 475-8247

imnp@jtcir.com

SOURCE Immune Pharmaceuticals Inc.

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